Exhibit 10.2

CONVERTIBLE PROMISSORY NOTE

Issuance Date: ________, 2022	U.S. $__________

FOR VALUE RECEIVED, Meiwu Technology Company Limited, a British Virgin Islands exempt company (“Borrower”), promises to pay to _______, or its successors or assigns (“Lender”), $_______ and any interest, fees, charges, and late fees accrued hereunder on the date that is eighteen (18) months after the Issuance Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Issuance Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Convertible Promissory Note (this “Note”) is issued and made effective as of the date set forth above (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated April 28, 2022, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $______ all of which amount is fully earned as of the Effective Date and included in the initial principal balance. In addition, Borrower agrees to pay $4,000 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), which amount will be deducted from the amount funded. The purchase price for this Note shall be $________ (the “Purchase Price”), computed as follows: $________ original principal balance, less the OID. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. So long as no Event of Default (as defined below) has occurred, Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered) of this Note, in part or in full, in accordance with this Section 1.2. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address or through email and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. For the avoidance of doubt, Lender shall be entitled to exercise its Conversion (as defined below) rights until the Optional Prepayment Date. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 120% multiplied by the then Outstanding Balance of this Note being prepaid (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such five (5) Trading Day period. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within five (5) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

2. Security. This Note is unsecured.

3. Lender Conversion. Lender has the right at any time after the six month anniversary of Issuance Date until the Outstanding Balance has been paid in full, at its election, to convert (“Lender Conversion”) all or any portion of the Outstanding Balance into fully paid and non-assessable ordinary shares (“Lender Conversion Shares”), no par value per share (the “Ordinary Shares”), of Borrower as per the following conversion formula: the amount being converted (the “Conversion Amount”) divided by the lower of (i) $0.5 and (ii) the Market Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Purchase Agreement, and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 7 below.

4. Trigger Events, Defaults and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to deliver any Conversion Shares (as defined below) in accordance with the terms hereof; (b) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (e) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (f) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement (other than Section 4(vii) of the Purchase Agreement); or (g) Borrower fails to be DWAC Eligible.

4.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

4.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within ten (10) Trading Days following the date of such written notice. If Borrower fails to cure the Trigger Event within the required ten (10) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

4.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses 4.1(c) – 4.1(g), an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default.. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following a Trigger Event or an Event of Default until such time as the Note is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.4. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

2

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice), via reputable overnight courier, a certificate representing the number of Ordinary Shares equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

8. Sales Limitation. Lender agrees and covenants that so long as no Event of Default has occurred, it will not sell Conversion Shares on the open market in any given calendar week (being from Sunday to Saturday of that week) that the aggregate amount of such Conversion Shares exceed fifteen percent (15%) of the weekly trading volume for the Ordinary Shares during any such week. For illustration purposes only, if the Ordinary Shares had a weekly trading volume of 10,000,000 Ordinary Shares in a given calendar week, Lender could only sell 1,500,000 Ordinary Shares during such calendar week. Borrower’s sole and exclusive remedy in the event of the breach by Lender of the foregoing volume limitation shall be to be reduce the Outstanding Balance by twice the amount Lender sold that exceeded the volume limitation.

3

9. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of Ordinary Shares outstanding on such date (including for such purpose the Ordinary Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Ordinary Shares will be determined pursuant to Section 13(d) of the 1934 Act. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

10. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

11. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

12. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

13. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

14. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

15. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

16. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Issuance Date for purposes of determining the holding period under Rule 144).

17. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

4

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Meiwu Technology Company Limited

By:
Xinliang Zhang, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

By:

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Ordinary Shares on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Ordinary Shares prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Ordinary Shares, the last closing bid price or last trade price, respectively, of the Ordinary Shares on the principal securities exchange or trading market where the Ordinary Shares is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Ordinary Shares in the over-the-counter market on the electronic bulletin board for the Ordinary Shares as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Ordinary Shares by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Ordinary Shares as reported by Nasdaq and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Ordinary Shares on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Ordinary Shares on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “Conversion” means a Lender Conversion under Section 3.

A3. “DTC” means the Depository Trust Company or any successor thereto.

A4. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A5. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A6. “DWAC Eligible” means that (a) Borrower’s Ordinary Shares is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A7. “Floor Price” means $0.30.

A8. “Major Trigger Event” means any Trigger Event occurring under Sections 4.1(b) – 4.1(f).

A9. “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A10. “Market Capitalization” means a number equal to (a) the average VWAP of the Ordinary Shares for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding Ordinary Shares as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

A11. “Market Price” means 80% multiplied by the lowest daily VWAP during the twenty (20) Trading Days immediately preceding the applicable Conversion.

A12. “Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

A13. “OID” means an original issue discount.

A14. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand.

A15. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

Attachment 1 to Convertible Promissory Note, Page 1

A16. “Issuance Date” means the date the Purchase Price is delivered by Lender to Borrower.

A17. “Trading Day” means any day on which Borrower’s principal market is open for trading.

A18. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied one (1) time hereunder with respect to Major Trigger Events and one (1) time hereunder with respect to Minor Trigger Events; and provided further that the Trigger Effect shall not apply to any Trigger Event pursuant to Section 4.1(a) hereof.

A19. “VWAP” means the volume weighted average price of the Ordinary Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

[Remainder of page intentionally left blank]

Attachment 1 to Convertible Promissory Note, Page 2

EXHIBIT A

[INVESTOR LETTERHEAD]

Meiwu Technology Company Limited	Date:_________

Attn: Xinliang Zhang

1602, Building C, Shenye Century Industrial Center, No. 743 Zhoushi Road

Bao’an District, Shenzhen, People’s Republic of China

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Meiwu Technology Company Limited , a British Virgin Islands exempt company (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on April 28, 2022 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Lender Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Date of Conversion: ____________

B. Lender Conversion #: ____________

C. Conversion Amount: ____________

D. Lender Conversion Price: _______________

E. Lender Conversion Shares: _______________ (C divided by D)

F. Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broker: _________________________	Address:	_____________________________
DTC#: _________________________		_____________________________
Account #: ______________________		_____________________________
Account Name: __________________

To the extent the Lender Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such shares in book entry format to Lender after receipt of this Lender Conversion Notice to:

_____________________________________
_____________________________________
_____________________________________

[Signature Page Follows]

Exhibit A to Convertible Promissory Note, Page 1

Sincerely,

Lender:

By:

Exhibit A to Convertible Promissory Note, Page 2